UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 9, 2015

Date of Report (Date of earliest event reported)

Arrakis Mining Research, Inc.

 (Exact Name of Registrant as Specified in Charter)

FLORIDA	333-192217	46-3105245
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10820 68th Place

Kenosha, WI  53142

 (Address of Principal Executive Offices) (Zip Code)

613-868-6157

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 1, 2014 Arrakis Mining Research, Inc. entered into an Engagement Letter (the "Engagement Letter") with Sigur Capital ("Sigur") where Sigur has been engaged to act as the lead advisor to Arrakis Mining Research, Inc. Sigur, working in close consultation with the Company and some of its existing advisers, will use all reasonable endeavors to assist the Company by providing the Advisory Service and introductions to its established pools of international capital.

Per the Engagement letter, Sigur will take on the role of bringing qualified accredited investment to Arrakis Mining Research, Inc. The financings, also achieved with the assistance of Sigur, will enable the Company to have access to more than adequate funding for the successful execution of its business plan.

Item 5.03.  Amendments to Articles of Incorporation

On January 9, 2015, the Company filed articles of amendment with the Florida Division of Corporations which amended the Company’s articles of incorporation to change the name of the Company to Atacama Resources International, Inc.  The effective date of the amendment was January 9, 2015.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired: Not applicable.

(b) Pro Forma Financial Information: Not applicable.

(c) Shell Company Transactions: Not applicable.

(d) Exhibits:

Exhibit No. Document
99.1 Articles of Amendment

99.2 Engagement Letter dated December 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRAKIS MINING RESEARCH, INC.

Dated: January 14, 2015	/s/ Kenneth Olsen
Kenneth Olsen
Chief Executive Officer